Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Del Laboratories, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Melville, New York

July 13, 2006